Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Ed Murray, WY Secretary of State
FILED: 08/04/2015 07:56 AM
ID: 2015-000692023

Profit Corporation
Articles of Incorporation

1. Corporation name:

Red Fish Holdings

2. Name and physical address of its registered agent:
(The registered agent may be an individual resident in Wyoming, a domestic or foreign entity authorized to transact business in Wyoming, having a business office identical with such registered office. ***The registered agent must have a physical address in Wyoming.*** *A Post Office Box or Drop Box is not acceptable. If the registered office includes a suite number, it must be included in the registered office address.)*

FreeWyomingAgent.com, Inc.
3904 Central Avenue
Suite A-542
Cheyenne, WY 82001

3. Mailing address of the corporation:

1360 Little Duck Circle
Gulf Breeze, FL 32563

4. Principal office address:

1360 Little Duck Circle
Gulf Breeze, FL 32563

5. Number and class of shares the corporation will have the authority to issue:

100,000,000 common

6. Incorporators *(list names and addresses of each incorporator)*:

Thomas Mahoney
1360 Little Duck Circle
Gulf Breeze, FL 32563

Received
JUL 28 2015
Secretary of State
Wyoming

P-ArticlesIncorporation – Revised 11/2012

7. Execution *(all incorporators must sign)*:

Signature: [signature] **Date:** 07/24/2015 *(mm/dd/yyyy)*

Print Name: Thomas Mahoney

Signature: __________ **Date:** __________ *(mm/dd/yyyy)*

Print Name:

Signature: __________ **Date:** __________ *(mm/dd/yyyy)*

Print Name:

Contact Person: Adam S. Tracy

Daytime Phone Number: (888) 978-9901 Email: jm@ibankattorneys.com

Wyoming Secretary of State
State Capitol Building, Room 110
200 West 24th Street
Cheyenne, WY 82002-0020
Ph. 307.777.7311
Fax 307.777.5339
Email: Business@wyo.gov

Consent to Appointment by Registered Agent

I, FreeWyomingAgent.com, Inc., registered office located at
(name of registered agent)

3904 Central Avenue
Suite A-542
Cheyenne, WY 82001

voluntarily consent to serve

* *(registered office physical address, city, state & zip)*

as the registered agent for Red Fish Holdings
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:** 07/24/2015
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Print Name: Adam S. Tracy Daytime Phone: (307) 275-3260

Title: Authorized Individual Email: at@ibankattorneys.com

Registered Agent Mailing Address (if different than above): 520 W. Roosevelt STE 201
Wheaton, IL 60187

***If this is a new address, complete the following:**

Previous Registered Office(s):

I hereby certify that:

- After the changes are made, the street address of my registered office and business office will be identical.
- This change affects every entity served by me and I have notified each entity of the registered office change.
- I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature: ______________________ **Date:**
(Shall be executed by the registered agent.) *(mm/dd/yyyy)*

Checklist
☐ Submit one **originally signed** consent to appointment and one exact photocopy.

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD F. MURRAY, III, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

Red Fish Holdings

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **4th** day of **August**, **2015**.

Filed Date: 08/04/2015

Secretary of State

By: Chris Hoshaw